UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

MERIDIAN BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following Q&A was used in response to questions from investors of Meridian Bioscience, Inc. in connection with that certain Agreement and Plan of Merger, dated as of July 7, 2022, by and among, SD Biosensor, Inc., Columbus Holding Company, Madeira Acquisition Corp., and Meridian Bioscience, Inc. (the “Merger Agreement”) on July 7, 2022:

Q&A for Filing

This document is for use by management of Meridian Bioscience, Inc. (“Meridian” or the “Company”) (NASDAQ: VIVO), in response to investor questions regarding the transaction between Meridian and the consortium between SD Biosensor, Inc. (“SDB”) (KOSE: A137310) and SJL Partners LLC (“SJL”) (collectively, the “Consortium”) announced on July 7, 2022.

1.	How did this transaction come about?

•

SD Biosensor and SJL Partners approached Meridian indicating their interest in a transaction beginning early this year, which led to an offer before the market open on March 18, 2022. Following the offer and subsequent enhancements to the offer, the Board and its advisors engaged in further discussions, extensive review – including outreach to potential strategic and financial partners – and negotiation, and determined the $34.00 per share all-cash offer is in the best interest of Meridian shareholders.

2.	Why does this transaction make sense for Meridian?

•

The transaction provides Meridian shareholders with immediate, compelling and certain value as the Company continues to navigate the current environment, including the decline in demand for COVID-19 testing materials.

•

The $34.00 per share all-cash offer reflects a multiple of 14.6x reported EBITDA for the 12 months ended May 31, 2022, which compares favorably to the trading values of comparable companies as well as multiples in comparable transactions reviewed by the Board and its advisors.

•	In addition, the price represents a premium of:

i.	Approximately 32% over Meridian’s closing stock price on March 17, 2022, the day before Meridian received the Consortium’s first offer;

ii.	16% based on the one-month average price per share of common stock for the period commencing June 7, 2022.

•

As a company wholly-owned by the Consortium, Meridian will be strongly positioned to navigate the broader macroeconomic and industry environment, especially in Life Science, with new regulated assays following a decline in single-target COVID-19 testing demand, with the benefit of SD Biosensor’s industry expertise and complementary offerings.

3.	Why is now the right time for this transaction?

•

In making this determination the Board considered, among other factors, Meridian’s prospects on a standalone basis, taking into account the current environment and outlook, and determined that the $34.00 per share all-cash offer is in the best interest of Meridian shareholders.

•

The Board unanimously concluded that this transaction represents a unique opportunity to deliver immediate, compelling and certain value to shareholders and provide Meridian with the enhanced resources of a larger operation to better navigate the current environment and accelerate progress on its strategic goals.

4.	Did the Meridian Board run a full strategic review process?

•

As part of its consideration of the offer from SD Biosensor / SJL and, in consultation with financial and legal advisors, the Board extensively reviewed the opportunity, solicited other offers, and unanimously concluded that the SD Biosensor / SJL offer is in the best interest of Meridian shareholders.

5.	Did Meridian engage in discussions with other parties besides SD Biosensor / SJL?

•	Yes. The Board solicited other offers, and unanimously concluded that the SD Biosensor / SJL offer is in the best interest of Meridian shareholders.

•

The Board believes that this offer represents a unique opportunity to provide Meridian shareholders with significant, compelling and immediate value as the Company continues to navigate the current environment, including a decline in demand for COVID-19 testing materials.

•	Full details about the background of the Board’s consideration and negotiation of the transaction will be filed in the merger proxy with the SEC in due course.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant information with the SEC, including a proxy statement on Schedule 14A. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each shareholder entitled to vote at the special meeting relating to the transaction. THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). These documents may also be obtained free of charge from the Company by requesting them by mail at 3471 River Hills Drive, Cincinnati, OH 45244, Attention: Charlie Wood, Vice President – Investor Relations, or by email at mbi@meridianbioscience.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders in connection with the transaction. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on December 15, 2021. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2022 annual meeting of shareholders, such changes have been reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the Company’s website (www.investor.meridianbioscience.com) or the SEC’s website (www.sec.gov). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) economic or other conditions in the markets in which Meridian Bioscience, Inc. (the “Company”) operates, including as a result of the COVID-19 pandemic or the Russia-Ukraine conflict; (2) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (4) the possibility that the Company’s shareholders may not approve the proposed transaction; (5) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (6) risks related to distraction of the Company’s management time from ongoing business operations due to the proposed transaction; (7) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (8) the risk of any unexpected costs or expenses resulting from the proposed transaction or the delay thereof; (9) the risk that the outcome of any legal proceedings related to the transaction could be material to the Company or detrimental to the proposed transaction; (10) the risk that Company may be adversely affected by other economic, business, or competitive factors; and (11) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the Company’s website at www.investor.meridianbioscience.com and the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors”. The risks and uncertainties described above and in the Company’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning the Company and its businesses, including factors that potentially could materially affect its businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that the Company files from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.